Exhibit 99.1

ICF International Announces Timing of First Quarter 2011 Earnings Release

and Conference Call

FAIRFAX, Va.—(BUSINESS WIRE)— ICF International (NASDAQ:ICFI) will release its first quarter 2011 results after the market closes on May 5, 2011. The results will be available at http://investor.icfi.com. ICF management will host a conference call at 5 p.m. Eastern Time on May 5, 2011, to discuss the financial results.

To participate, register at http://investor.icfi.com at least 15 minutes prior and download and install any necessary software. An archive will be available for one year following the live event. A telephonic replay of the call will be available beginning at 8 p.m. Eastern Time May 5, 2011, through May 12, 2011, at 1.888.286.8010 (U.S.) or 1.617.801.6888 (international). The passcode is 31024548.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy, environment and transportation; heath, education, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,700 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specially disclaim any obligation to update these statements in the future.

Contacts

Investor information:

MBS Value Partners

Lynn Morgen, +1-212-750-5800

lynn.morgen@mbsvalue.com

or

Company information:

ICF International

Douglas Beck, +1-703-934-3820

dbeck@icfi.com